UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2025

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501 Colorado Springs, Colorado		80920
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Sunset Amphitheater at Broken Arrow

Venu Holding Corporation (the “Company”) currently projects its in-development Sunset Amphitheater at Broken Arrow to open in the summer of 2026. That amphitheater is being developed as a multi-seasonal, multi-configurational venue intended to host a variety of events, including multi-sensory-centric content, acts, and performances. To afford the Company flexibility in operating the venue, and to facilitate the anticipated broader amount and types of performances and content hosted at the facility, the Company intends to operate the venue as an “open room” instead of engaging an exclusive operator or promotor for the venue. As part of the “open room” operating model, the Company has entered into a Multi-Event Incentive Agreement with Live Nation Worldwide, Inc. (“Live Nation”) whereby, on a non-exclusive basis, Live Nation may book and promote live music concerts, comedy events, and other mutually approved entertainment events at the venue. The agreement provides for escalating incentive payments to Live Nation based on the number of tickets sold at events presented by Live Nation at the venue during each contract year, and it provides the potential for Live Nation to receive a bonus payment if defined revenue targets are achieved. The agreement does not obligate the parties to book a minimum number of events at the venue or to reserve any particular date or time for events to be booked at the venue.

Centennial Colorado Property Acquisition and Development

As previously disclosed, the Company is a party to a purchase and sale agreement to acquire certain real property in Centennial, Colorado, and plans to develop a mid-size indoor music venue and restaurant on that property. On October 31, 2025, the parties agreed to extend the closing date to December 15, 2025, and to also extend certain deadlines related to due diligence. The closing on the acquisition of that property remains subject to the satisfaction of various closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: November 3, 2025	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman